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EXHIBIT 23.6

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cheniere Energy, Inc.'s Annual Report on Form 10-K, for the year ended December 31, 2003 and filed with the Securities and Exchange Commission on March 25, 2004, with the inclusion in such Annual Report of our reserve reports incorporated therein, and references to our name in the form and context in which they appear.

/s/ RYDER SCOTT COMPANY RYDER SCOTT COMPANY

September 3, 2004
Houston, Texas

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  EXHIBIT 23.6